SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2006

Structured Products Corp. on behalf of

CorTS Trust II for Safeco Capital Trust I

(Exact name of registrant as specified in its charter)

Delaware	001-32081	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

390 Greenwich Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code (212) 783-6645.

Item 1.	Changes in Control of Registrant.

Not Applicable.
Item 2.	Acquisition or Disposition of Assets.

Not Applicable.

Item 3.	Bankruptcy or Receivership.

Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5.	Other Events.

Item 6.	Resignations of Registrant's Directors.

Not Applicable.
Item 7.	Financial Statements, Pro-Forma Financial Information and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

Trustee’s Report with respect to the May 30, 2006 Final Distribution

Date for:

1.	Corts Trust II for Safeco Capital Trust I

No reports required for the other series listed.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:          Mark C. Graham

Name:	Mark C. Graham
Title:	President and Finance Officer

May 30, 2006

Exhibit	Page

1. Trustee's Report in respect to the May 30, 2006 Final Distribution Date for the	5
CORTS Trust II for Safeco Capital Trust 1
CUSIP: 22081R205

Exhibit	1

To the Holders of:
CORTS Trust II for SAFECO Capital Trust I
8.70% Corporate-Backed Trust Securities (CorTS) Certificates
*CUSIP:	22081R205

U.S. Bank Trust National Association, as Trustee for the CorTS Trust II for SAFECO Capital Trust I, hereby gives notice with respect to the Final Distribution Date of May 30, 2006 (the “Final Distribution Date”) as follows:

1.

The amount of the distribution payable to the Certificateholders on the Final Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Certificate, is as set forth below:

Principal	Interest	Premium	Total Distribution
$25.000000	$0.815625	$ 1.940000	$27.755625

2.	The amount of aggregate interest due and not paid as of the Distribution Date is $0.000000.

3.	All of the Term Assets were purchased by the Call Warrant Holder on the Final Distribution Date.

4.

At the close of business on the Distribution Date, 0 Certificates representing $0 aggregate Certificate Principal Balance were outstanding, and the CorTS Trust II for Safeco Capital Trust I terminated.

5.

The current rating of the Term Assets is not provided in this report. Ratings can be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody’s Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.